ABACUS GLOBAL MANAGEMENT, INC.
2026 LONG-TERM EQUITY
INCENTIVE PLAN
1.PURPOSE
The purpose of the ABACUS GLOBAL MANAGEMENT, INC. 2026 LONG-TERM EQUITY INCENTIVE PLAN (the “Plan”) is to provide a means through which Abacus Global Management, Inc., a Delaware corporation (“Company”), and its Affiliates may attract able individuals to enter the employ or to serve as Directors or Consultants of the Company and any of its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain ownership of the Company’s Common Stock, thereby strengthening their concern for the welfare of the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Stock Appreciation Rights, Phantom Stock Awards, Stock Awards, Restricted Stock Unit Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular Employee, Consultant, or Director as provided herein.
1.DEFINITIONS
The following definitions shall be applicable throughout the Plan unless specifically modified by any provision of the Plan:
a.“Affiliate” means any Entity which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Entity, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled Entity, or (ii) to direct or cause the direction of the management and policies of the controlled Entity, whether through the ownership of voting securities or by contract or otherwise.
b.“Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Phantom Stock Award, Stock Award or Restricted Stock Unit Award granted under the Plan.
c.“Award Agreement” means a written agreement between the Company and a Participant evidencing an Award and its terms. Each Award Agreement shall designate (i) the type of Award being issued; (ii) the vesting conditions or forfeiture provisions applicable to the Award, including any applicable Performance Goals or provisions constituting a Substantial

Risk of Forfeiture; (iii) transferability restrictions; (iv) any applicable rules regarding delivery of Shares issued by the Company under the Award; (v) subject to Section V(g) below, and to the extent applicable, provisions regarding payments by the Company of dividends or Dividend Equivalents; and (vi) any additional matters as the Committee may determine to be appropriate. The terms and provisions of each Award Agreement need not be identical. Except as otherwise provided in the Plan, subject to the consent of the Participant, the Committee may, in its sole discretion, amend an outstanding Award Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan.
d.“Board” means the Board of Directors of the Company.
e.“Change of Control Value” means the amount determined in clause (i), (ii) or (iii), whichever is applicable, as follows:
i.the per Share price offered to stockholders of the Company in a Corporate Change which is a merger, consolidation, sale of assets or dissolution transaction;
ii.the price per Share offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change occurs; or
iii.if a Corporate Change occurs other than pursuant to a tender or exchange offer of Shares and an Award will be cancelled by or surrendered to the Committee as a result of such transaction, the Fair Market Value per share of the Shares underlying such Award, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Award.
In the event that the consideration offered to stockholders of the Company in any transaction which results in a Corporate Change consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
a.“Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations issued by the Department of Treasury under such section.
b.“Committee” means a committee of the Board that is selected by the Board as provided in Section IV(a).
c.“Common Stock” means the common stock, par value $.0001 per share, of the Company, or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section XIII.

d.“Company” means Abacus Global Management, Inc., a Delaware corporation. The Company was formerly known as Abacus Life, Inc.
e.“Consultant” means consultant, advisor or other person or Entity that is not an Employee, in each case, that can be granted an Award that is eligible to be registered on a Form S-8 Registration Statement.
f.“Corporate Change” means a transaction or event in which:
i.the Company is not the surviving entity in any merger or consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was directly or indirectly wholly owned by the Company immediately prior to such merger, consolidation or other reorganization);
ii.the Company sells, leases or exchanges all or substantially all of its assets to any other person (other than an entity that is directly or indirectly wholly owned by the Company);
iii.the Company is to be dissolved;
iv.any person, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, power to vote) of more than 50 percent of the outstanding shares of the Company’s voting stock (based on voting power);
v.as a result of or in connection with a contested election of Directors, the individuals who were Directors of the Company before such election shall cease to constitute a majority of the Board; or
vi.the Company is party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii), (iii), (iv) or (v) above.
Notwithstanding the foregoing, any of the foregoing transactions or events must constitute a 409A Change in Control in order to constitute a Corporate Change under this Plan.
a.“Director” means an individual elected or appointed to the Board by the stockholders of the Company or by the Board under applicable corporate law.
b.“Disability” means as determined by the Committee in its discretion,
i.in the case of an Award (other than an Incentive Stock Option) that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Participant that would entitle the Participant to payment of disability income payments under the Company’s group long-term disability insurance policy or plan for employees as then in effect, or in the event that the Participant is a Director or is not covered (for whatever reason) under the Company’s group long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a group long-term disability insurance policy, and in the case of an Incentive Stock Option, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code; and
ii.in the case of an Award that is not exempt from the application of the requirements of Section 409A, (1) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (2) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.
A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to an examination by such physician upon request by the Committee.
a.“Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.
b.“Employee” means any individual in an employment relationship with the Company or any Affiliate. Directors who are Employees shall be considered Employees under the Plan.
c.“Entity” means a corporation, limited liability company, partnership, limited partnership or any other type of legal entity or organization.
d.“Fair Market Value” on any date means the market price of Common Stock:
i.if the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation the New York Stock Exchange and NASDAQ, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed on the date of determination (or, if no closing sales price or closing bid was reported on that date on the last trading date such closing sales price or closing bid was reported), as reported by The Wall Street Journal (including through www.wsj.com) or such other source as the Committee deems reliable;

ii.if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported by The Wall Street Journal (including through www.wsj.com) or such other source as the Committee deems reliable; or (iii) in the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in its discretion.
With respect to Options and SARs, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A. The Committee’s determination of Fair Market Value shall be final, binding, and conclusive on all individuals.
a.“Forfeiture Restrictions” has the meaning assigned to such term in Section VIII(a).
b.“Holder” means the holder of an Award, which includes the Participant, a beneficiary, or the Immediate Family, as applicable.
c.“Immediate Family” means, with respect to a Participant, such Participant’s spouse, children, or grandchildren (including adopted children, stepchildren, and grandchildren).
d.“Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.
e.“Mature Shares” means Shares which have been held by the Participant and with respect to which any applicable forfeiture restrictions have lapsed, in each case, for at least six months.
f.“Option” means an Award (other than a SAR) granted under Section VII and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.
g.“Participant” means an Employee, Consultant, or Director who has been granted an Award.
h.“Performance Award” means an Award granted under Section IX.
i.“Performance Goals” means the criteria the Committee selects for purposes of calculating vesting, exercisability, and payment under a Performance Award. The Performance

Goals shall be designated by the Committee in its sole discretion and may be based on (i) one or more business criteria that apply to the Participant, (ii) one or more business units of the Company or an Affiliate, or (iii) the Company and Affiliates as a whole, and may reference to one or more performance metrics including without limitation: Common Stock price (including adjustments for dividends), funds from operations, adjusted funds from operations, earnings or adjusted earnings before or after interest, taxes, depletion, depreciation or amortization, earnings per share, earnings per share growth, total stockholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income (before or after taxes), market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, return on investment, return on sales, operating or profit margins, stockholder value, net cash flow, operating income, cash flow, cash flow from operations, cost reductions or cost savings, cost ratios (per employee or per customer), expense control, sales, proceeds from dispositions, project completion time, budget goals, net cash flow before financing activities, customer growth, total capitalization, debt to total capitalization ratio, credit quality or debt ratings, dividend payout, dividend growth, production volumes or safety results, or such other events or matters as the Committee determines appropriate in its sole discretion. Performance Goals may also be based on performance relative to a peer group or index of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for each performance period in order to prevent the dilution or enlargement of the rights of Participants under Awards (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development affecting the Company or any Affiliate; (ii) in the event of, or in connection with, any acquisition or divestiture of a portion of the Company’s or any Affiliate’s business or operations; or (iii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any Affiliate, or the financial statements of the Company or any Affiliate, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions affecting the Company or any Affiliate.
j.“Person” means an individual or Entity.
k.“Phantom Stock Award” means an Award granted under Section X.
l.“Plan” means the Abacus Global Management, Inc. 2026 Long-Term Equity Incentive Plan, as it may be amended, supplemented, or restated from time to time in accordance with its terms.
m.“Prior Plan” means either (i) the 2024 Plan or (ii) the Abacus Life, Inc. 2023 Long-Term Equity Compensation Incentive Plan prior to this amendment and restatement.

n.“Restricted Stock Award” means an Award granted under Section VIII.
o.“Restricted Stock Unit Award” or “RSU Award” means an Award granted under Section XII.
p.“Rule 16b-3” means SEC Rule 16b-3 promulgated under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.
q.“Section 409A” means section 409A of the Code and other guidance promulgated by the Internal Revenue Service under Section 409A.
r.“Share” means a share of Common Stock.
s.“Stock Appreciation Right” or “SAR” means a stock appreciation right granted pursuant to Section VII.
t.“Stock Award” means an Award granted pursuant to Section XI.
u.“Substantial Risk of Forfeiture” has the meaning ascribed to that term in Section 409A.
v.“409A Change in Control” means a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code.
w.“1934 Act” means the Securities Exchange Act of 1934, as amended.
x.“2024 Plan” means the Abacus Life, Inc. Amended and Restated 2024 Long-Term Equity Compensation Incentive Plan.
2.EFFECTIVE DATE AND DURATION OF THE PLAN
The Plan shall become effective upon the date approved by the stockholders of the Company (the “Effective Date”), and no Award shall be granted under the Plan prior to such date. No Awards may be granted under the Plan after ten years from the Effective Date of the Plan. If the stockholders of the Company approve the Plan, no further Awards will be granted under the 2024 Plan and all Awards granted under the Prior Plans will remain in place subject to the terms of the applicable Prior Plan. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have fully vested or been entirely forfeited, and all Performance Awards, Phantom Stock Awards and RSU Awards have been fully satisfied or expired.
1.ADMINISTRATION
a.Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more independent

Directors (within the meaning of the term “Non-Employee Director” as defined in Rule 16b-3). Unless otherwise provided by the Board, the Committee shall be the Compensation Committee of the Board.
b.Powers. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Awards under the Plan to eligible individuals in such amounts and upon such terms as the Committee shall determine. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which Employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of Shares to be subject to each Option, SAR, Stock Award or Restricted Stock Award, and the number of Shares subject to or the value of each Performance Award, RSU Award or Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective Employees, Consultants, or Directors, their present and potential contribution to the Company’s success and such other factors as the Committee in its sole discretion shall deem relevant.
c.Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to approve the terms of each Award Agreement, to construe the Plan and the respective Award Agreements executed hereunder, to prescribe rules and regulations relating to the administration of the Plan, to determine if a Corporate Change has occurred and the treatment of Awards with respect to such event and to determine the terms, conditions, restrictions and provisions of each Award Agreement, including such terms, conditions, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may establish and administer any performance goals in connection with any Awards, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and adjust any performance goals in connection with a Corporate Change or other corporate transaction or extraordinary event. The Committee may grant substitute awards in connection with a corporate transaction pursuant to Section V(e) with terms and conditions as the Committee may prescribe. The Committee may specify in any Award Agreement the effect under the applicable Award of the occurrence of the death, Disability, retirement, or cessation of employment of the Participant with the Company and all Affiliates, the cessation of services rendered by the Participant to the Company and all Affiliates, or the occurrence of a Corporate Change. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any Award, in whole or in part. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company or an Affiliate for determinations to be made pursuant to the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award

Agreement in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section IV shall be final, binding, and conclusive on all individuals. The Board may, in its discretion, exercise any authority of the Committee under this Plan.
d.Delegation of Authority. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board and/or officers of the Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer of the Company or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or Person; or (ii) any Awards to a Director.
2.SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS
a.Number of Shares Available for Awards.
i.Subject to adjustment as provided in Section XIII, the aggregate number of Shares that may be issued under the Plan shall be equal to the sum of: (i) 17,000,000 Shares; plus (ii) the 2024 Plan’s outstanding and unissued Shares; plus (iii) Returning Shares (defined below). In addition, subject to any adjustments, such aggregate number of Shares will automatically increase on January 1 of each year (“Evergreen Date”) for a period of three years beginning January 1, 2027 and ending (and including) January 1, 2029, in an amount equal to the lesser of (i) five percent (5%) of the total number of Shares outstanding on the last day of the immediately preceding calendar year; or (ii) such smaller number of Shares (which may be zero) as may be determined by the Board prior to the Evergreen Date.
ii.The Shares that are available for issuance under the Plan may be issued in any form of Award authorized under the Plan. Any Shares that are the subject of Awards under the Plan or a Prior Plan which are forfeited or terminated, expire unexercised, are settled in cash in lieu of Shares or in a manner such that all or some of the Shares covered by an Award are not issued to a Participant (including, but not limited to, Shares withheld to satisfy tax obligations on any Award other than an Incentive Stock Option), or are exchanged for Awards that do not involve Shares, shall again immediately become available to be issued pursuant to Awards granted under the Plan (the “Returning Shares”). If Shares are withheld to satisfy tax obligations with respect to an Incentive Stock Option, such Shares shall not again be available for issuance under the Plan. If Shares are tendered in payment of an option price of an Option or the exercise price of a SAR, such Shares shall not be available for issuance under the Plan.

b.Incentive Stock Option Award Limit. The aggregate number of Shares with respect to which Incentive Stock Options may be granted under the Plan is 17,000,000 Shares. This amount shall be subject to adjustment in accordance with the provisions of Section XIII.
c.Grant of Awards. The Committee may from time to time grant Awards to one or more Employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan.
d.Director Equity Retainer Awards. The Company may, from time to time, award shares of Common Stock to one or more non-Employee Directors (the “Director Equity Grant”). The Committee shall designate the terms and conditions of the Director Equity Grants granted under this Section V(d), provided, however, that unless otherwise designated by the Committee, the Awards shall be fully vested on the date of grant. The Director Equity Grants shall be paid as Stock Awards on the date of grant and shall not require an Award Agreement. The aggregate Fair Market Value on the date of grant (computed in accordance with applicable financial accounting rules) of the Award issued to a non-Employee Director during a calendar year shall be determined by the Committee and shall not exceed $250,000 per calendar year. As of the close of business on the date of grant, the number of Stock Awards issued to each Director shall be equal to (x) the designated dollar amount of the Director Equity Grant, divided by (y) the Fair Market Value of a share of Common Stock on such day, which amount shall be rounded to the nearest whole share.
e.Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by service providers of another Entity in connection with a merger or consolidation of the service recipient Entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or equity interests of the service recipient Entity. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The substitution of any outstanding stock option must satisfy the requirements of Treasury Regulation § 1.424-1 and Section 409A. Any substitute Awards granted under the Plan shall not count against the Share limitations set forth in Sections V(a) and (b), nor shall such Shares subject to substitute awards again be available for grant under the Plan to the extent of any forfeiture, expiration, or cash settlement under an Award.
f.Stock Offered. Subject to the limitations set forth in Section V(a), the Shares to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock, Common Stock previously issued and outstanding and reacquired by the Company, or treasury shares. Any of such Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until the termination of the Plan, the Company shall at all times make available a sufficient number of Shares to meet the requirements of the Plan.

g.Limitation on Dividends and Dividend Equivalents. The Committee may provide that Awards under this Plan shall earn dividends or Dividend Equivalents; provided, however, that the payment of such dividends or Dividend Equivalents shall be subject to the same vesting conditions as apply to the underlying Awards, and no portion of such dividends or Dividend Equivalents shall be paid prior to vesting or during the Forfeiture Restriction period. Prior to payment, such dividends or Dividend Equivalents shall be credited to an account maintained on the books of the Company. Any crediting of dividends or Dividend Equivalents will be subject to such terms, conditions, limitations and restrictions as the Committee may establish, from time to time, including reinvestment in additional shares of Common Stock or common share equivalents. Dividend or Dividend Equivalent rights shall be as specified in the Award Agreement, or pursuant to a resolution adopted by the Committee with respect to outstanding Awards. No dividends or Dividend Equivalents shall be paid on Options or Stock Appreciation Rights.
3.ELIGIBILITY
Awards may be granted only to individuals who, at the time of grant, are Employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same Person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Stock Award, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a SAR or an RSU Award or any combination thereof.
1.STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
a.Option Period or Stock Appreciation Right Period. The term of each Option or SAR shall be as specified by the Committee at the date of grant, but shall not be exercisable more than ten years after the date of grant.
b.Limitations on Exercise of Option or Stock Appreciation Right. An Option or SAR shall be exercisable in whole or in such installments and at such times as determined by the Committee.
c.Special Limitations on Incentive Stock Options. Unless otherwise specified in an Award Agreement, Options granted pursuant to the Plan shall be Options that do not constitute Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. No

Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted its option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.
d.Award Agreement.
i.Each Option shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including provisions to qualify an Incentive Stock Option under section 422 of the Code. Each Award Agreement shall specify the effect of termination of the Participant’s (1) employment with the Company or an Affiliate, (2) the consulting or advisory relationship with the Company or an Affiliate, or (3) membership on the Board, as applicable, on the exercisability of the Option. An Award Agreement may provide for the payment by the Participant of the option price as the Committee may specify, including by the delivery of Shares by the Company to the Participant.
ii.Each SAR shall be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. Unless otherwise set forth in an Award Agreement, upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying (1) the difference between the value of a Share on the date of exercise over the Share’s grant price, by (2) the number of Shares with respect to which the SAR is exercised. The per Share grant price for a SAR shall be established on the date of grant of the SAR. At the discretion of the Committee, the payment made by the Company to a Holder upon the Holder’s exercise of a SAR may be in cash, in Shares or in any combination thereof. The Committee’s determination regarding the form of such payment may be set out in the applicable Award Agreement pertaining to the grant of the SAR.
e.Restrictions on Repricing of Options or Stock Appreciation Rights. Except as provided in Section XIII, the Committee may not, without approval of the stockholders of the Company, (i) amend any outstanding Award Agreement for an Option to lower the option price (or cancel and replace any outstanding Award Agreement for an Option with a new Award Agreement having a lower option price), (ii) amend any outstanding Award Agreement for a SAR or to lower the SAR grant price (or cancel and replace any outstanding SAR with a new SAR having a lower SAR grant price), or (iii) cancel any outstanding “underwater” Option or SAR in exchange for cash. Further, the Committee may not lower an option price of an Option (or cancel and replace any outstanding Award Agreement with a new Award Agreement having a lower option price) or lower the SAR grant price (or cancel and replace any outstanding SAR with a new Award Agreement having a lower SAR grant price) to the extent that doing so would subject the Holder to additional taxes under Section 409A.
f.Option Price and Payment. The price at which a Share may be purchased upon exercise of an Option by its Holder shall be determined by the Committee but, subject to adjustment as provided in Section XIII, such purchase price shall not be less than the Fair Market Value of a Share on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise by the Holder to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid by the Holder to the Company in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those Shares acquired by a Holder pursuant to the Holder’s exercise of an Incentive Stock Option and for those Shares acquired by a Holder pursuant to the Holder’s exercise of any Option that does not constitute an Incentive Stock Option, or should the Shares be represented by book or electronic entry rather than certificates, such Shares shall be accounted for separately in such book or electronic entry.
g.Method of Exercise of Option.
i.General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of Shares with respect to which the Option is to be exercised, and (3) the address to which any certificate representing such Shares should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the option price by any combination of the following: (A) cash, certified check, bank draft or postal or express money order for an amount equal to the option price under the Option, (B) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company), or (C) any other form of payment which is acceptable to the Committee or provided for in the Award Agreement.
ii.Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the option price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the Shares acquired upon the Holder’s exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the option price and any applicable tax withholding resulting from such exercise.
iii.Options and Stock Appreciation Rights in Substitution for Options Granted by Other Employers. Options and SARs may be granted under the Plan from time to time in substitution for options held by individuals who become Employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate. The repricing prohibitions of Sections VII(e) and XIV shall apply to substitution awards granted pursuant to this Section VII(g).
2.RESTRICTED STOCK AWARDS
a.Forfeiture Restrictions to Be Established by the Committee. Shares that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the Shares to the Company under certain circumstances (“Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment by the Participant of one or more performance measures established by the Committee, (ii) the Participant’s continued employment or service with the Company or an Affiliate for a specified period of time, or (iii) the occurrence or non-occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion. Each Restricted Stock Award may have different Forfeiture Restrictions, at the discretion of the Committee.
b.Other Terms and Conditions. Shares awarded pursuant to a Restricted Stock Award shall be represented by (i) a stock certificate registered in the name of the Participant, (ii) book or electronic entry or (iii) any other reasonable alternative form for evidencing or representing the issuance of Common Stock. Unless provided otherwise in an Award Agreement, the Participant shall have the right to vote Common Stock subject thereto and to enjoy all other stockholder rights, except that (A) the Participant shall not be entitled to delivery of a stock certificate until the Forfeiture Restrictions have lapsed, (B) the Company shall retain custody of the Common Stock until the Forfeiture Restrictions have lapsed, (C) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares until all the Forfeiture Restrictions have lapsed, and (D) a breach of the terms and conditions established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including rules pertaining to the termination of employment with or service as a Consultant to the Company or an Affiliate or Director (by retirement, Disability, death or otherwise) of a Participant prior to expiration of all the Forfeitures Restrictions. Such additional terms, conditions or restrictions shall be set forth in the Award Agreement made in conjunction with the Award.

c.Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by applicable law.
3.PERFORMANCE AWARDS
a.Performance Awards Based Upon Satisfaction of Performance Goals. Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Awards under the Plan to eligible individuals in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Award shall be based upon the Participant’s attainment of such Performance Goals as the Committee may determine when a Performance Award is made.
b.Form of Payment Under Performance Award. Payment made by the Company to the Holder under a Performance Award shall be made in cash or Shares as specified in the Holder’s Award Agreement.
c.Certification by Committee in Connection with Payment. In connection with the payment of any compensation by the Company to a Holder based on the Participant’s achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied by the Participant.
d.Time of Payment Under Performance Award. Unless a Performance Award is structured as a current issuance of Shares subject to a risk of forfeiture in the event Performance Goals are not achieved, payment under a Performance Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that such payment will be made (i) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Award payment is no longer subject to a Substantial Risk of Forfeiture or (ii) at a time that is permissible under Section 409A.
4.PHANTOM STOCK AWARDS
a.Phantom Stock Awards. Phantom Stock Awards are rights to receive the value of Shares which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives by the Participant. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award.

b.Award Period. The Committee shall establish, with respect to and at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.
c.Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.
d.Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee.
e.Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company or an Affiliate or does not continue to perform services as a Consultant or a Director for the Company or an Affiliate at all times during the applicable vesting period, except as may be otherwise determined by the Committee.
5.STOCK AWARDS
a.Stock Awards. Stock Awards are rights to receive Shares, which vest immediately, without satisfaction of any performance criteria or objectives by the Participant. The Committee may, in its discretion, require payment, partial payment or other conditions of the Participant respecting any Stock Award.
b.Awards Criteria. In determining the number of Shares subject to a Stock Award to be granted, the Committee may take into account a Participant’s employment or service responsibility level, performance, potential, other Awards, and such other considerations as the Committee deems appropriate.
c.Payment. A Participant who receives a Stock Award shall be entitled to receive immediate payment of such Award in Common Stock.
6.RESTRICTED STOCK UNIT AWARDS
a.RSU Awards. An RSU Award shall be similar in nature to a Restricted Stock Award except that no Shares or cash shall be transferred to the Holder until all the applicable vesting restrictions lapse or performance conditions have been fully satisfied by the Participant. The amount of, and the vesting and the transferability restrictions applicable to, any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.
b.Form of Payment Under RSU Award. Payment under an RSU Award shall be made in cash or Shares as specified in the applicable Award Agreement.
c.Time of Payment Under RSU Award. Payment to a Holder under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (i) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the fiscal year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture, or (ii) at a time that is permissible under Section 409A.
7.RECAPITALIZATION; REORGANIZATION AND CORPORATE CHANGES
a.No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.
b.Adjustment Clause. In the event of any change in the outstanding Shares of the Company by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, or other equity restructuring of the Company’s equity within the meaning of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R), adjustments shall be made by the Committee to (i) the terms, class, the number of Shares and/or the exercise price per Share relating to any outstanding Awards, and (ii) the number and class of shares under share limitations set forth in Section V hereof, with such adjustments being appropriate and equitable to prevent dilution or enlargement of rights of Participants; provided, however, that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments described in the previous sentence in the event of any distribution by the Company of its assets to stockholders other than a normal cash dividend. Adjustments, if any, and any determination or interpretations, made by the Committee shall be final, binding, and conclusive on all individuals. Conversion of any convertible securities of the Company shall be deemed to have been effected for adequate consideration. Except as expressly provided herein, no issuance by the Company of shares of any class or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. In addition, in the case of any event described in this Section XIII(b), the Committee, in its sole discretion may take any actions under Section XIII(c) below.
c.Corporate Changes. If a Corporate Change occurs, the Committee, without limitation or the consent or approval of any Participant (subject to any restrictions or limitations in an individual Award Agreement or any other written agreement entered into between the Company and a Participant), shall effect one or more of the following alternatives, as selected by the Committee in its sole discretion, which alternatives may vary among individual Participants and which may vary among Awards held by any individual Participant:
i.for any award of Options or SARs, either (A) accelerate the time at which the Options and SARs then outstanding may be exercised so that such Options or SARs may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and SARs and all rights of the Participants thereunder shall terminate; or (B) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options and SARs held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreements) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per Share equal to the excess, if any, of the Change of Control Value of the Shares subject to such Option over the exercise price(s) under such Option for such Shares or the grant date values of the SARs with respect to such Shares (provided, however, that such Awards may, in the Committee’s discretion, be cancelled for no consideration if there is no excess amount);
ii.for any Award, with respect to all or selected Participants, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an Entity or subsidiary of such Entity which is a party to the transaction resulting in such Corporate Change and which is then (or will be upon completion of the Corporate Change transaction) employing, or receiving services as a Consultant from, such Participant or which is (or will be upon completion of the Corporate Change transaction) affiliated or associated with such Participant in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such Entity, provided that (A) such assumption or substitution is on a basis where the aggregate Fair Market Value of the Common Stock subject to the Award immediately after the assumption or substitution is equal to the aggregate Fair Market Value of all Common Stock subject to the Award immediately before such assumption or substitution, and (B) the assumed rights under such existing Award or the substituted rights under such new award, as the case may be, will have substantially the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;
iii.make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding), including adjusting an Award to provide that the number and class of Shares covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the Committee in its sole discretion; or
iv.except as otherwise provided in Section XV(h) or an Award Agreement, then, in addition to the foregoing provisions of this Section XIII(c), upon the occurrence of a Corporate Change, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by Participants selected by the Committee of some or all of the outstanding Awards, as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value of such Award which, in the event the applicable performance or vesting period set forth in such Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.
d.Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization of the Company or distributions made by the Company to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Section XIII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number, kind and price of Shares or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, the aggregate number of Shares then available for issuance under the Plan under Section V(a) may be appropriately adjusted by the Committee, whose determination shall be conclusive.

e.Section 409A Limitations. The following provisions shall apply with respect to any action taken under this Section XIII:
i.any adjustments made to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A unless the Participant consents otherwise;
ii.any adjustments made to Awards, including Options or SARs, that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to Section 409A or comply with the requirements of Section 409A unless the Participant consents otherwise; and
iii.in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Section 409A if the Plan’s definition of “Corporate Change” were to apply, but would not result in the imposition of any additional tax if the term “Corporate Change” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Corporate Change” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Section 409A.
f.No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of its capital stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the purchase price per share, if applicable.
8.AMENDMENT AND TERMINATION OF THE PLAN
The Board in its discretion may terminate the Plan at any time with respect to any Shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the maximum aggregate number of Shares that may be issued under the Plan or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or eliminate Section VII(e).
1.MISCELLANEOUS

a.No Right to An Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award or any other rights hereunder except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein.
b.Unfunded Plan. The Plan is and shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of its or any Affiliate’s funds or assets to assure the performance of its obligations under any Award.
c.No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee or Consultant any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board.
d.Other Laws. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the Shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules and regulations available for the issuance and sale of such Shares.
e.No Fractional Shares. No fractional Shares shall be delivered by the Company to any Participant, nor shall any cash in lieu of fractional Shares be paid by the Company to any Participant.
f.Withholding. The Company or any Affiliate shall be entitled to deduct from any other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to an Award including the vesting or exercise of an Award. Alternatively, the Company or any Affiliate may require the Holder (or other person validly exercising the Award on behalf of a Holder) to pay such sums for taxes directly to the Company or Affiliate in cash or by check upon the vesting or exercise. Alternatively, in the discretion of the Committee, the Company may reduce the number of Shares issued to the Holder upon the exercise or vesting of a Holder’s Award to satisfy the tax withholding obligations of the Company or an Affiliate. The Holder may make alternative arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution. The Committee may, in its discretion, allow a Holder to use Mature Shares to satisfy the Company’s or

Affiliate’s tax withholding obligations with respect to an Award. The Committee may provide for alternative means of satisfying any tax obligations in the Award Agreement. The Company shall have no obligation upon vesting or exercise of any Award until the Company or an Affiliate has received payment sufficient to satisfy the Company’s or Affiliate’s tax withholding obligations with respect to that vesting or exercise. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.
g.No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary of a Participant, or other person shall have any claim against the Company or any Affiliate as a result of any such action.
h.Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Section VII(c)) shall not be transferable by a Holder otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order (as defined by the Code, or the rules thereunder) binding upon a Participant, (iii) with respect to Awards of Options which do not constitute Incentive Stock Options, if such transfer is permitted in the sole discretion of the Committee, by transfer by a Participant to a member of the Participant’s Immediate Family, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family, or to a partnership or limited liability company whose only partners or members, as applicable, are the Participant and members of the Participant’s Immediate Family, or (iv) with the prior written consent of the Committee; provided, however, no Award shall be transferred for value by a Participant without the approval of the Company’s stockholders.
i.Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act.
j.Compliance With Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. Each Award Agreement for an Award that is intended to comply with the requirements of Section 409A shall be construed and interpreted in accordance with such intention. If the Committee determines that an Award, an Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice from the Company to the Holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.
k.Restrictions. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to an Award, the Committee may issue such instructions to the Company’s stock transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for Shares issued pursuant to an Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the Shares be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the Shares as counsel for the Company considers necessary or advisable to comply with applicable law.
l.Rights As a Stockholder. Subject to the terms and conditions of the Plan and the applicable Award Agreements, each Holder of an Award shall have all the rights of a stockholder with respect to Shares issued to the Holder pursuant to the Award during any period in which such issued Shares are subject to forfeiture and restrictions on transfer, including the right to vote such Shares. In no event shall a Holder have any rights of a stockholder of the Company with respect to an Award before Shares are issued to the Holder pursuant to the Award.
m.Recoupment. All Awards granted under the Plan will be subject to recoupment in accordance with any recoupment policy that the Company has adopted or adopts or is required by applicable law including (i) pursuant to the requirements of the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, or other applicable law, or (ii) that otherwise imposes recoupment provisions in the event of (1) a restatement by the Company of its financial statements, or (2) misconduct that causes financial or reputational harm to the Company.
n.Individuals Residing Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has employees, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Affiliates shall be covered by the Plan; (ii) determine which individuals employed or hired outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to individuals who reside outside the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable (and any subplans and modifications to Plan terms and procedures established under this Section XV(l) by the Committee shall be attached to the Plan document as Appendices); and (v) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the 1934 Act, the Code, any securities law or governing statute or any other applicable law.
o.Right of Offset. The Company will have the right to offset against its obligation to deliver to a Participant any Shares (or other property, including cash) under the Plan or any Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, repayment obligations under any Awards, or amounts repayable by such Participant to the Company or any Affiliate pursuant to tax equalization, housing, automobile or other employee programs) that the Participant then owes to the Company or any Affiliate and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement; provided, however, that no such offset shall be permitted if it would constitute an “acceleration” of a payment hereunder within the meaning of Section 409A. This right of offset shall not be an exclusive remedy and the Company’s election not to exercise the right of offset with respect to any amount payable to a Participant shall not constitute a waiver of this right of offset with respect to any other amount payable to the Participant by the Company or any Affiliate or any other right or remedy of the Company or any Affiliate.
p.Electronic Delivery and Signatures. Any reference in an Award Agreement or the Plan to a written document includes without limitation any document delivered electronically or posted on the Company’s or an Affiliate’s intranet or other shared electronic medium controlled by the Company or an Affiliate. The Committee and any Participant may use facsimile, PDF or other electronic signatures in signing any Award or Award Agreement, in exercising any Option or Stock Appreciation Right, or in any other written document in the Plan’s administration. The Committee and each Participant are bound by facsimile, PDF and other electronic signatures, and acknowledge that the other party relies on facsimile and PDF signatures.
q.No Guarantee of Tax Treatment. Notwithstanding anything herein to the contrary, a Participant shall be solely responsible for the taxes imposed on such Participant relating to the grant or vesting of, or payment pursuant to, any Award, and none of the Company, any Affiliate, the Board or the Committee (or any of their respective members, officers or employees) guarantees any particular tax treatment with respect to any Award.
r.Governing Law. The Plan shall be governed by, and construed solely in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof or the application of any law of any other jurisdiction.
s.Interpretation. The term “including” means “including without limitation.” The term “or” means “and/or” unless clearly indicated otherwise. The term “vest” includes the lapse of restrictions on Awards, including Forfeiture Restrictions. Reference herein to a “Section” shall be to a section of the Plan unless indicated otherwise.